UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 1, 2015 (April 28, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2015, Comstock Holding Companies, Inc. (the “Company”) received a deficiency letter (the “Notice Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it did not meet the minimum of $2,500,000 in stockholders’ equity required for continued listing on the Nasdaq Capital Market under Listing Rule 5550(b)(1), which is one of the alternative tests for continued listing on The Nasdaq Capital Market. In the Company’s Form 10-K for the period ended December 31, 2014, the Company reported stockholders’ equity of $1,855,000. In addition, the Notice Letter indicates that as of April 27, 2015, the Company did not meet the other alternative tests of market value of listed securities or net income from continuing operations under Listing Rule 5550(b) and therefore, no longer complies with the continued listing rule. The Notice Letter has no immediate effect on the listing of the Company’s shares of Class A common stock on Nasdaq.

The Company has 45 calendar days from the date of the Notice Letter to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, it may grant the Company an extension of up to 180 calendar days from the date of the Notice Letter to evidence compliance. If the Company’s plan is not accepted by Nasdaq, the Company will have an opportunity to appeal the decision to a Hearings Panel. The Company plans to take actions in the second quarter of 2015 to regain compliance with this listing requirement and intends to submit a plan to Nasdaq within the specified timeframe. These actions may include issuance of common or preferred equity, capital raises focused on project specific equity partnerships and the potential conversion of existing unsecured debt to equity.

As previously disclosed on a Current Report on Form 8-K filed on April 24, 2015, the Company received a letter from Nasdaq notifying the Company that for the preceding 30 consecutive business days prior to the date of the Nasdaq letter, the Company’s Class A common stock did not maintain a minimum bid price of $1.00 for continued listing on The Nasdaq Capital Market, as required by Listing Rule 5550(a)(2). The minimum bid price deficiency serves as an additional basis for delisting the Company’s Class A common stock from Nasdaq, in addition to the stockholders’ equity deficiency described above. At our annual meeting of stockholders expected to be held on June 17, 2015, we will seek stockholder approval for amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split. The rationale and the ratio of the reverse stock split, if implemented in the discretion of the Company’s Board of Directors, is discussed more fully in the Company’s Preliminary Proxy Statement filed with the Securities and Exchange Commission on April 17, 2015. The Company believes that if effected, the reverse stock split will have the effect of increasing the price of its Class A common stock and will assist Comstock in regaining compliance with Nasdaq’s minimum bid price requirement.

On May 1, 2015, the Company issued a press release regarding its receipt of the Notice Letter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

99.1	Press Release dated May 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente

Christopher Clemente,
Chief Executive Officer